FILED PURSUANT TO RULE 424(B)3
                                                      Registration No. 333-76982



                         SUPPLEMENT DATED AUGUST 9, 2002
                               TO FINAL PROSPECTUS
                               DATED APRIL 4, 2002



         The Selling Shareholders' table has been revised to eliminate a total of 1,035,038 shares from the number of shares of common stock to be offered by the Selling Shareholders. The revised section is as follows:

                              SELLING SHAREHOLDERS


         The table below lists, in each case as of July 15, 2002:

o        the name of each selling shareholder;

o the number of shares each selling shareholder beneficially owns or may acquire pursuant to the exercise of common stock purchase warrants beneficially owned by such selling shareholder;

o how many shares of common stock the selling shareholder may offer under this prospectus; and

o assuming each selling shareholder sells all of his, her or its respective shares offered under this prospectus, how many shares of common stock each selling shareholder will beneficially own after completion of the offering.

         Beneficially ownership is determined in accordance with rules set by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders. Except as otherwise indicated, we believe that the entities named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

         We may amend or supplement this prospectus from time to time in the future to update or change this list of selling shareholders and shares which may be resold.

                                                                                               Amount of Shares and
                                                       Number of                                 the Percentage of
                           Amount of Shares of   Exercisable Warrants                          Common Stock Owned by
    Name of Selling        Common Stock Owned     to Purchase Common    Amount of Shares of     Selling Shareholder
      Shareholder              by Selling           Stock Owned by       Common Stock to be     After the Offering
                           Shareholder Before     Selling Shareholder      Offered by the      Offering Is Complete
                              the Offering        Before the Offering   Selling Shareholder             (1)
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Atlas Partners(2)                 25,000                       0               25,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Bomoseen Associates,
L.P.(3)                          300,000                 300,000              600,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Charles Leithauser                70,000                  70,000              140,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
M. Lang Elliott                  100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Jeffrey P. & Shelly A.
MacNeil                           50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Martin J. Peskin                  10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Michael Rideman                  250,000                                      250,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Anthony DeMeo                     10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Doug Eames                        20,000                  20,000               40,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Judith and Ronald                                                                                        0
Kolbert                           20,000                  20,000               40,000
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Dr. C. L. Anand                   10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Leonard Rolls                     50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Roger J. Sansom                   50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Sil Arata                         50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Michael Bernath                   50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
David Dickerson                  200,000                 200,000              400,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Sam Eyde                         100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Gerard Flynn                      50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Norman Getz                      100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Kim Hickey                       100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
William Hickey                   200,000                 200,000              400,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Chris Howden                      50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------

                                                                                               Amount of Shares and
                                                       Number of                                 the Percentage of
                           Amount of Shares of   Exercisable Warrants                          Common Stock Owned by
    Name of Selling        Common Stock Owned     to Purchase Common    Amount of Shares of     Selling Shareholder
      Shareholder              by Selling           Stock Owned by       Common Stock to be     After the Offering
                           Shareholder Before     Selling Shareholder      Offered by the      Offering Is Complete
                              the Offering        Before the Offering   Selling Shareholder             (1)
------------------------- ---------------------- ---------------------- --------------------- ------------------------
William Jackson                   80,000                  80,000              160,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Patrick Larbuisson               100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Barbara Potoczek                  20,000                  20,000               40,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Ron and Debra Rideman             30,000                  30,000               60,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Larry and Kim Seskin              30,000                  30,000               60,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Thomas and Lizzie Smith          100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Shawn Sosnick                     10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Genesis Technology
Group, Inc. (4)                   10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Scott Willis                      10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
J. Michael Wolfe                  50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Loren Brown                       10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Pat Michael                       10,000                  10,000               20,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Brendan Pain                      50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Jeffrey Rappaport                 15,000                  15,000               30,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Ronald Stewart                    20,000                  20,000               40,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Waren Arthur                      20,000                  20,000               40,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
H. Eugene Graves                 100,000                 100,000              200,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
R.R. Technology
Investment, Inc. (5)              40,000                  40,000               80,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Douglas Zimmel                    50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Z. Gomes                          50,000                  50,000              100,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Michele Friedman               4,400,000                       0              300,000             4,100,000/45.6%
------------------------- ---------------------- ---------------------- --------------------- ------------------------
Jeremy Stein                     150,000                       0              150,000                    0
------------------------- ---------------------- ---------------------- --------------------- ------------------------

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